UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: November 8, 2013
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AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
On November 8, 2013, AMR Chairman and CEO Tom W. Horton released a letter to employees related to the operational performance and revenue results for the month of October. A copy of the letter is attached hereto as Exhibit 99.2.

Item 8.01     Other Events

AMR Corporation, the parent company of American Airlines, Inc., issued a press release on November 8, 2013 reporting October revenue and traffic results. The press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number                Description

99.1	Press Release dated November 8, 2013

99.2	Letter from Tom W. Horton dated November 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: November 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: November 8, 2013

EXHIBIT INDEX

Exhibit 99.1	Description Press Release
99.2	Letter from Tom W. Horton dated November 8, 2013

Contact:	Sean Collins
Media Relations
817 967 1577
mediarelations@aa.com

FOR RELEASE: Tuesday, November 8, 2013

AMR CORPORATION REPORTS OCTOBER 2013 REVENUE AND TRAFFIC RESULTS

Consolidated Traffic Increased 4.4 Percent

FORT WORTH, Texas - AMR Corporation today reported October 2013 consolidated revenue and traffic results for its principal subsidiary, American Airlines, Inc., and its wholly owned subsidiary, AMR Eagle Holding Corporation.

October's consolidated passenger revenue per available seat mile (PRASM) increased an estimated 6.6 percent versus the same period last year. This result was impacted by the government shutdown, which led to a reduction of approximately $20 million in revenue and 1.1 percentage points in PRASM. Separately, the year-over-year PRASM comparison was aided by 2.7 percentage points from reduced revenues in October 2012 associated with operational disruptions that impacted bookings last year.

Consolidated capacity and traffic were 4.3 percent and 4.4 percent higher year-over-year, respectively, resulting in a consolidated load factor of 82.4 percent, 0.1 points above the same period last year.

Domestic traffic was 3.5 percent higher year-over-year on 3.9 percent more capacity, resulting in a domestic load factor of 83.6 percent, 0.3 points lower compared to the same period last year.

International load factor of 82.0 percent was 0.7 points higher year-over-year, as traffic increased 5.0 percent on 4.1 percent more capacity. The Atlantic entity recorded the highest load factor of 86.5 percent, an increase of 3.7 points versus October 2012.

On a consolidated basis, the company boarded 9.2 million passengers in October.

The Company's Results Are Detailed Below:

AMR Preliminary Results Summary
October 2013 consolidated PRASM (cents/ASM)	13.40
October 2013 consolidated year-over-year PRASM change	6.6%
October 2013 consolidated fuel price including effective hedges & taxes (dollars/gallon)	$3.10

AMR TRAFFIC SUMMARY
INCLUDES CHARTER SERVICES

	OCTOBER				Year-to-Date
	2013	2012	Change		2013	2012	Change
REVENUE PASSENGER MILES (000)
Domestic	6,258,351	6,045,237	3.5%		63,183,804	63,037,483	0.2%
International	4,405,568	4,195,133	5.0		44,547,996	43,051,395	3.5
Atlantic	1,756,927	1,658,892	5.9		15,748,992	15,973,975	(1.4)
Latin America	1,989,737	1,896,584	4.9		22,120,313	20,748,185	6.6
Pacific	658,905	639,657	3.0		6,678,691	6,329,235	5.5

Mainline	10,663,919	10,240,370	4.1		107,731,800	106,088,878	1.5
Regional	932,422	863,597	8.0		8,736,995	8,566,951	2.0
Consolidated	11,596,342	11,103,967	4.4		116,468,796	114,655,829	1.6

AVAILABLE SEAT MILES (000)
Domestic	7,482,411	7,199,731	3.9%		74,676,256	75,046,717	(0.5)%
International	5,374,267	5,161,520	4.1		54,378,040	52,476,646	3.6
Atlantic	2,030,058	2,001,718	1.4		18,644,354	19,235,466	(3.1)
Latin America	2,512,257	2,387,634	5.2		27,633,202	25,596,714	8.0
Pacific	831,953	772,169	7.7		8,100,484	7,644,466	6.0

Mainline	12,856,678	12,361,251	4.0		129,054,296	127,523,363	1.2
Regional	1,215,504	1,135,960	7.0		11,584,857	11,384,252	1.8
Consolidated	14,072,182	13,497,211	4.3		140,639,153	138,907,615	1.2

LOAD FACTOR
Domestic	83.6	84.0	(0.3)	Pts	84.6	84.0	0.6	Pts
International	82.0	81.3	0.7		81.9	82.0	(0.1)
Atlantic	86.5	82.9	3.7		84.5	83.0	1.4
Latin America	79.2	79.4	(0.2)		80.0	81.1	(1.0)
Pacific	79.2	82.8	(3.6)		82.4	82.8	(0.3)

Mainline	82.9	82.8	0.1		83.5	83.2	0.3
Regional	76.7	76.0	0.7		75.4	75.3	0.2
Consolidated	82.4	82.3	0.1		82.8	82.5	0.3

PASSENGERS BOARDED
Mainline	7,240,186	6,957,440	4.1%		72,968,210	72,350,244	0.9%
Regional	1,948,124	1,829,188	6.5		18,185,165	18,022,096	0.9
Consolidated	9,188,310	8,786,628	4.6		91,153,375	90,372,340	0.9

SYSTEM CARGO TON MILES (000)
Total	167,881	141,532	18.6%		1,498,490	1,466,897	2.2%

Notes: Regional data includes operations by wholly owned subsidiaries of AMR, and operations performed by third parties under executed air service agreements. All load factor and year-over-year change figures have been rounded to the nearest tenth. Beginning with the June 2013 traffic release, data includes charter services.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, risks related to the pending merger, including fulfillment of conditions, and receipt of consents and approvals and the possible adverse consequences of the lawsuit by the U.S. Department of Justice seeking to enjoin the merger, the company's ability to secure financing for all of its scheduled aircraft deliveries, the impact of the restructuring of the company and certain of its U.S. subsidiaries, the company's ability to refinance, extend or repay its near and intermediate term debt, the company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges, and the potential impact of labor unrest. Because of the company's restructuring, there can be no assurance as to the future value of the company's or any of its subsidiaries' securities, including AMR common stock. Accordingly, the company urges that caution be exercised with respect to existing and future investments in any of these securities (including AMR's common stock) or other claims. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, including the company's Form 10-K for the period ended December 31, 2012, as amended by its Form 10-K/A filed April 16, 2013, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The company disclaims any obligation to update any forward-looking statement or information.

About American Airlines
American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 270 airports in nearly 50 countries and territories. American’s fleet of nearly 900 aircraft fly an average of more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American's website, aa.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American's AAdvantage® program, voted Airline Program of the Year at the 2013 Freddie Awards, lets members earn miles for travel and everyday purchases and redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve nearly 900 destinations served by more than 10,000 daily flights to more than 150 countries. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

###

Exhibit 99.2

Release Date: Friday, November 8, 2013

Tom Horton Chairman and CEO sends message to employees

Dear American Team:

Today, we reported our October revenue and traffic performance and the results are very strong. Our passenger revenue came in at $1.9 billion - an 11.1 percent increase compared to last year and an all-time high for any October in American's history.

We carried more customers in October with traffic increasing 4.4 percent. And during our busiest October ever, our operational performance also improved - setting multiple records. Highlights include ten perfect days with no cancellations and a completion factor of 99.9 percent - our best ever for an October, our best ever baggage performance with a preliminary rate of just over 2 claims per 1,000 customers, and our second best January-October DOT A+14 in 10 years at 77.9 percent.

These results say it all. The whole American team - at the airports, on the phones, onboard our airplanes and throughout the company - is doing a great job.

And our customers are taking note as shown in our “likelihood to recommend” score, which we track in the monthly Customer Satisfaction Survey by asking customers whether they would recommend American to others. I’m pleased to report that, in October, we achieved the highest score American has ever received - 78.2 percent - since we began tracking this back in 2007. In fact, this is the second straight month we have achieved a new all-time high score, following an outstanding performance in September.

It is no surprise that our continued investments in new products and services and great operating performance result in higher customer satisfaction which, in turn, drives higher revenues. These results demonstrate once again that we are building a strong, competitive and profitable new American - well-positioned to grow even stronger upon completion of our merger with US Airways.

With winter and the holiday travel season approaching, the next couple of months will be very busy. Please work safely. Our customers appreciate your hard work and dedication, and I do, too.

Thanks for all you do!

Tom